UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2002


                            Power Exploration, Inc. .
        (Exact name of small business issuer as specified in its charter)


Nevada                                  000-09419                    84-0811647
 (State or other jurisdiction      (Commission File         (I.R.S.Employer
 of incorporation)                      Number)              Identification No.)

5416 Burchman Ave., Fort Wort, TX                          76107
(Address of principal executive offices)                   (Zip Code)



(Registrant's telephone number, including area code: (817) 377-4464





 (Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Information.

         On March 1, 2002, the Board of Directors of Power Exploration, Inc. (the "Corporation") determined to issue a total of 12,000,000 shares of its Common Stock in settlement of debt and as compensation to a consultants and an officer.

         The Corporation agreed to issue 8,500,000 shares to Rife Oil Properties and the M.O. Rife III Trust A in exchange for the forgiveness of $667,742.69 in debt. Rife Oil Properties and the M.O. Rife III Trust A are affiliates of M.O. Rife III, a director of the Corporation. In addition the Corporation committed to issuing 3,000,000 shares of Common Stock to consultants as part of a Strategic Consulting Agreement. Finally, the Corporation appointed Edward A. Levy as the Corporation's Chief Executive Officer and Joe Bill Bennett will continue as the Corporation's President and as a member of the Corporation's Board of Directors. Mr. Levy was also appointed as a member of the Board of Directors. In connection with appointment of Mr. Levy, the Corporation agreed to issue 500,000 shares of Common Stock to Mr. Levy.

         The directors also appointed Charles Boyd as the Corporation's Chief Financial Officer and Secretary and appointed Kerry Smith as its Chief Operating Officer.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: March 13, 2002
                                        Power Exploration, Inc.


                                        /s/ Edward W. Levy
                                        --------------------------------------
                                        Edward W. Levy, Chief Executive Officer